Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF
CSW AND MARS PARTS

On October 1, 2025, RectorSeal, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“RectorSeal”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Dusk Intermediate Holdings II, LLC, a Delaware limited liability company (the “Seller”). On November 4, 2025, pursuant to the terms and conditions of the Purchase Agreement, RectorSeal purchased all of the issued and outstanding shares of common stock of Dusk Acquisition Corporation, a Delaware corporation (“Dusk”), and its wholly owned subsidiaries, Motors & Armatures, LLC, a Delaware limited liability company, and HVAC South, LLC, a Delaware limited liability company (collectively, “MARS Parts”), from the Seller for a base purchase price of $650 million in cash (the “Purchase Price”), subject to certain customary adjustments (the “MARS Parts Acquisition”). In addition to the Purchase Price, and as further consideration for the Transaction, the Seller shall be eligible to receive an earn-out payment of up to $20 million in cash, subject to the achievement of certain gross sales targets for a defined subset of MARS Parts products in the year after the consummation of the MARS Parts Acquisition.

The following unaudited pro forma combined statements of operations have been prepared in accordance with Article 11 of Regulation S-X. The Company and MARS Parts have different fiscal year-ends: the Company’s fiscal year ends on March 31, and MARS Parts’ fiscal year ends on December 31. In accordance with Rule 11-02 of Regulation S-X, the unaudited pro forma combined financial information utilizes period ends that differ by no more than one fiscal quarter, as permitted by the regulation.

The unaudited pro forma balance sheet as of September 30, 2025 gives effect to the MARS Parts Acquisition, as if it has been completed on September 30, 2025 and combines the unaudited consolidated balance sheet of CSW as of September 30, 2025 with MARS Parts' audited consolidated balance sheet as of September 30, 2025.

The unaudited pro forma combined statement of operations for the six months ended September 30, 2025 and the fiscal year ended March 31, 2025 give effect to the MARS Parts Acquisition, as if it had occurred on April 1, 2024, the first day of CSW's fiscal year 2025 and combines the historical results of CSW and MARS Parts. The unaudited pro forma statement of operations for the fiscal year ended March 31, 2025 combines the audited consolidated statement of operations of CSW for the fiscal year ended March 31, 2025 and MARS Parts' unaudited statement of income for the twelve months ended December 31, 2024. The unaudited pro forma statement of operations for the six months ended September, 2025 combines the unaudited consolidated statement of operations of CSW for the six months ended September 30, 2025 and MARS Parts' unaudited consolidated statement of income for the six-month ended September 30, 2025.

The unaudited pro forma combined financial data should be read together with other financial data included elsewhere or incorporated into this Form 8-K/A.

The unaudited pro forma combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), with the Company considered the acquirer for accounting purposes. Based on the acquisition method of accounting, the consideration paid for MARS Parts is allocated to its assets and liabilities based on their preliminary estimated fair value. The purchase price allocation and valuation are based on preliminary estimates, subject to final adjustments and are provided for informational purposes only. For the purpose of measuring the preliminary estimated fair value of the assets acquired and liabilities assumed, management has applied the accounting guidance under GAAP for fair value measurements, using established valuation techniques. This guidance establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

The pro forma adjustments and allocation of purchase price of the MARS Parts Acquisition are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed, which will be finalized within one year after the acquisition. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual net tangible and intangible assets that exist as of the date of the completion of the acquisition and related financing transactions. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial information.

The consolidated pro forma financial information is being provided for illustrative and informational purposes only and does not purport to represent what the Company’s actual financial position or results of operations would have been had the MARS Parts Acquisition occurred on the date assumed nor do they project the Company’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the MARS Parts Acquisition may differ significantly from these unaudited pro forma combined financial statements for a number of reasons. The pro forma adjustments, as described in the notes to the unaudited pro forma combined financial information, are based on currently available information. Management believes such adjustments are factually supportable, directly attributable, and with respect to the unaudited pro forma combined statements of operations, are expected to have a continuing impact to the combined results. The unaudited pro forma combined financial information does not reflect costs to integrate the operations of CSW and MARS Parts, the costs necessary to achieve cost savings, or the impact of operating synergies and revenue enhancements that the combined entity may achieve as a result of the MARS Parts Acquisition.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

(Amounts in thousands)	CSW (September 30, 2025)	MARS Parts (September 30, 2025)	Proforma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$31,471	$3,465	$—		$34,936
Accounts receivable, net	159,368	21,447	—		180,815
Inventories, net	234,563	50,562	3,400	3, 4(a)	288,525
Prepaid expenses and other current assets	22,366	2,257	383	4(b)	25,006
Total current assets	447,768	77,731	3,783		529,282
Property, plant and equipment, net	98,452	7,691	—		106,143
Goodwill	365,308	111,071	143,150	3, 4(c)	619,529
Intangible assets, net	526,838	151,746	242,254	3, 4(d)	920,838
Other assets	79,587	14,007	(4,975)	3, 4(e)	88,619
Total assets	$1,517,953	$362,246	$384,212		$2,264,411

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$69,083	$5,232	$—		$74,315
Accrued and other current liabilities	93,022	8,337	(2,047)	3, 4(f)	99,312
Current portion of long-term debt	—	5,563	24,437	4(g)	30,000
Due to affiliates	—	9,915	(9,915)	4(h)	—
Total current liabilities	162,105	29,047	12,475		203,627
Long-term debt	60,000	236,187	392,022	4(g)	688,209
Retirement benefits payable	1,061	—	—		1,061
Other long-term liabilities	146,230	5,225	72,718	3, 4(c), 4(i)	224,173
Total liabilities	369,396	270,459	477,215		1,117,070
Commitments and contingencies
Redeemable noncontrolling interest	18,591	—	—		18,591
Equity:
Common shares	178	1	(1)		178
Additional paid-in capital	512,718	103,316	(103,316)		512,718
Treasury shares	(148,431)	—	—		(148,431)
Retained earnings	777,496	(12,088)	10,872		776,280
Accumulated other comprehensive loss	(11,995)	558	(558)		(11,995)
Total equity	1,129,966	91,787	(93,003)	4(j)	1,147,341
Total liabilities, redeemable noncontrolling interest and equity	$1,517,953	$362,246	$384,212		$2,264,411

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 2025

(Amounts in thousands, except per share amounts)	CSW (Year Ended March 31, 2025)	MARS Parts (Year Ended December 31, 2024) (Note 2)	Proforma Adjustments	Notes	Pro Forma Combined
Revenues, net	$878,301	$164,831	$—		$1,043,132
Cost of revenues	(484,989)	(104,759)	(3,005)	3, 4(d), 4(l)	(592,753)
Gross profit	393,312	60,072	(3,005)		450,379
Selling, general and administrative expenses	(212,065)	(51,411)	(8,157)	3, 4(d), 4(k), 4(l)	(271,633)
Operating income	181,247	8,661	(11,162)		178,746
Interest expense, net	(269)	(8,643)	(36,201)	5	(45,113)
Other income (loss), net	(862)	(235)	—		(1,097)
Income before income taxes	180,116	(217)	(47,363)		132,536
Provision for income taxes	(42,633)	3,861	9,879	4(m)	(28,893)
Net income	137,483	3,644	(37,484)		103,643
Less: Income attributable to redeemable noncontrolling interest	(832)	—	—		(832)
Net income attributable to CSW	$136,651	$3,644	$(37,484)		$102,811

Net income per share attributable to CSW
Basic	$8.41				$6.33
Diluted	8.38				$6.30

Weighted average number of shares outstanding:
Basic	$16,242				$16,242
Diluted	16,314				16,314

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED SEPTEMBER 30, 2025

(Amounts in thousands, except per share amounts)	CSW	MARS Parts	Proforma Adjustments	Notes	Pro Forma Combined
Revenues, net	$540,597	$127,628	$—		$668,225
Cost of revenues	(305,969)	(69,606)	223	3, 4(d), 4(l)	(375,352)
Gross profit	234,628	58,022	223		292,873
Selling, general and administrative expenses	(122,971)	(33,314)	3,518	3, 4(d), 4(k), 4(l)	(152,767)
Operating income	111,657	24,708	3,741		140,106
Interest expense, net	(2,342)	(14,080)	(5,197)	5	(21,619)
Other income (loss), net	536	(124)	—		412
Income before income taxes	109,851	10,504	(1,456)		118,899
Provision for income taxes	(27,866)	(1,937)	(279)	4(m)	(30,082)
Net income	81,985	8,567	(1,735)		88,817
Less: Income attributable to redeemable noncontrolling interest	(403)	—	—		(403)
Net income attributable to CSW	$81,582	$8,567	$(1,735)		$88,414

Net income per share attributable to CSW
Basic	$4.86				$5.26
Diluted	4.84				5.25

Weighted average number of shares outstanding:
Basic	16,796				16,796
Diluted	16,852				16,852

CSW INDUSTRIALS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

1. Basis of Pro Forma Presentation

The unaudited pro forma combined statements of operations have been prepared in accordance with Article 11 of Regulation S-X. The Company and MARS Parts have different fiscal year-ends: the Company’s fiscal year ends on March 31, and MARS Parts’ fiscal year ends on December 31. In accordance with Rule 11-02 of Regulation S-X, the unaudited pro forma combined financial information utilizes period ends that differ by no more than one fiscal quarter, as permitted by the regulation.

The unaudited pro forma balance sheet as of September 30, 2025 gives effect to the MARS Parts Acquisition, as if it has been completed on September 30, 2025 and combines the unaudited consolidated balance sheet of CSW as of September 30, 2025 with MARS Parts' audited consolidated balance sheet as of September 30, 2025.

The unaudited pro forma combined statement of operations for the six months ended September 30, 2025 and the fiscal year ended March 31, 2025 give effect to the MARS Parts Acquisition, as if it had occurred on April 1, 2024, the first day of CSW's fiscal year 2025 and combines the historical results of CSW and MARS Parts. The unaudited pro forma statement of operations for the fiscal year ended March 31, 2025 combines the audited consolidated statement of operations of CSW for the fiscal year ended March 31, 2025 and MARS Parts' unaudited consolidated statement of income for the twelve months ended December 31, 2024. The unaudited pro forma statement of operations for the six months ended September, 2025 combines the unaudited consolidated statement of operations of CSW for the six months ended September 30, 2025 and MARS Parts' unaudited consolidated statement of income for the six months ended September 30, 2025.

The unaudited pro forma combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), with the Company considered the acquirer for accounting purposes. Based on the acquisition method of accounting, the consideration paid for MARS Parts is allocated to its assets and liabilities based on their preliminary estimated fair value. The pro forma adjustments and allocation of purchase price of the MARS Parts Acquisition are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed, which will be finalized within one year after the acquisition. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual net tangible and intangible assets that exist as of the date of the completion of the acquisition and related financing transactions.

The Company’s and MARS Parts’ historical financial statements were prepared in accordance with U.S. GAAP. The Company is currently in the process of evaluating MARS Parts accounting policies. That evaluation may identify additional differences between the accounting policies of the Company and MARS Parts. Based on the information currently available, the Company has determined on a preliminary basis that no significant adjustments are necessary to conform MARS Parts’s financial statements to the accounting policies used by the Company.

The consolidated pro forma financial information is being provided for illustrative and informational purposes only and does not purport to represent what the Company’s actual financial position or results of operations would have been had the MARS Parts Acquisition occurred on the date assumed nor do they project the Company’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the MARS Parts Acquisition may differ significantly from these unaudited pro forma combined financial statements for a number of reasons. The pro forma adjustments, as described in the notes to the unaudited pro forma combined financial information, are based on currently available information. Management believes such adjustments are factually supportable, directly attributable, and with respect to the unaudited pro forma combined statements of operations, are expected to have a continuing impact to the combined results. The unaudited pro forma combined financial information does not reflect costs to integrate the operations of CSW and MARS Parts, the costs necessary to achieve cost savings, or the impact of operating synergies and revenue enhancements that the combined entity may achieve as a result of the MARS Parts Acquisition.

2. Unaudited statement of operations of MARS Parts

On November 4, 2025, pursuant to the terms and conditions of the Purchase Agreement, RectorSeal purchased all of the issued and outstanding shares of common stock of Dusk Acquisition Corporation, a Delaware corporation (“Dusk”), and its wholly owned subsidiaries, Motors & Armatures, LLC, a Delaware limited liability company, and HVAC South, LLC, a Delaware limited liability company (collectively, “MARS Parts”).

Dusk was formed on May 20, 2024 and was inactive until the acquisitions as discussed below. Dusk was indirectly controlled by certain private equity investment funds advised by Platinum Equity Advisors, LLC ("Platinum"). On July 12, 2024, Dusk finalized a series of transactions whereby Dusk obtained a controlling financial interest in Motors & Armatures, LLC (the "MARS Acquisition"). On November 29, 2024, Dusk's subsidiary HVAC South, LLC ("Global") acquired substantially all of the net assets of Vladmir, Ltd. and its wholly owned subsidiary (the "Global Acquisition"). Dusk accounted for each of the MARS Acquisition and the Global Acquisition (collectively, the "Dusk Acquisitions") as a business combination in accordance with Topic 805 with a resulting new basis of accounting reflected as of the respective acquisition dates.

The unaudited statement of operations of MARS Parts for the year ended December 31, 2024 included herein relate to periods before and after the MARS Acquisition:
•The financial results for MARS Parts (predecessor) for the period from January 1, 2024 through July 12, 2024
•The financial results for MARS Parts (successor) for the period from July 13, 2024 through December 31, 2024

The financial results for Global for the period from January 1, 2024 through November 28, 2024 was excluded from the the MARS Parts' financial results for the year ended December 31, 2024 due to immateriality.

(Amounts in thousands)	MARS Parts (Predecessor from January 1, 2024 through July 12, 2024)	MARS Parts (Successor from July 13, 2024 through December 31, 2024)	MARS Parts Combined (Year Ended December 31, 2024)
Revenues, net	$97,710	$67,121	$164,831
Cost of revenues	(62,115)	(42,644)	(104,759)
Gross profit	35,595	24,477	60,072
Selling, general and administrative expenses	(22,483)	(28,928)	(51,411)
Operating income	13,112	(4,451)	8,661
Interest expense, net	(1,712)	(6,931)	(8,643)
Other loss, net	(105)	(130)	(235)
Income before income taxes	11,295	(11,512)	(217)
Provision for income taxes	(191)	4,052	3,861
Net income	$11,104	$(7,460)	$3,644

3. Preliminary Purchase Price Allocation

On November 4, 2025, CSW acquired 100% of the equity interests of MARS Parts for an estimated aggregate purchase price of $667.5 million, comprised of cash considerations of $654.1 million, including estimated cash on Balance Sheet at closing of $4.1 million, and contingent considerations initially measured at $13.4 million. The preliminary acquisition consideration is calculated as follows:

(in thousands)
Cash considerations	$650,000
Estimated cash on balance sheet at closing	4,136
Fair value of contingent considerations	13,400
Total Preliminary Purchase Price Consideration	$667,536

The purchase price allocation and valuation of the MARS Parts Acquisition are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed, which will be finalized within one year after the acquisition. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual net tangible and intangible assets that exist as of the date of the completion of the acquisition and related financing transactions.

The following table summarizes the preliminary purchase price allocation as of the date of the acquisition:

(in thousands)	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$3,465
Accounts receivable	21,447
Inventory	53,962
Other current assets	1,825
Property, plant & equipment	7,690
Goodwill	254,221
Intangible assets	394,000
Other assets	6,991
Total assets acquired	$743,601

Accounts payable	5,232
Other accrued liabilities	6,290
Other non-current liabilities	64,543
Total liabilities assumed	$76,065
Estimated purchase consideration	$667,536

4. Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statements of Operations

(a)    Reflects an estimated $3.4 million adjustment to reflect inventory at fair value as of September 30, 2025.

(b)    Pro forma adjustment of $0.4 million reflects the following adjustments to prepaid expenses and other current assets:

(in thousands)
Eliminate prepaid management fees on MARS Parts	$(250)
Eliminate prepaid interest on MARS Parts	(182)
Representation and Warranty Insurance Policy related to the MARS Parts Acquisition	815
Pro forma adjustment	$383

(c)    Reflects the elimination of MARS Parts historical goodwill and the capitalization of the preliminary goodwill for the estimated purchase consideration in excess of the fair value of the net assets acquired in connection with the acquisition, calculated as follows:

(in thousands)
Estimated total purchase consideration in excess of preliminary fair value of assets acquired and liabilities assumed (see Note 3)	$254,221
Eliminate MARS Parts' historical goodwill	(111,071)
Pro forma adjustment	$143,150

(d)    Reflects the elimination of MARS Parts historical intangible assets and the capitalization of the preliminary intangible assets acquired in connection with the acquisition. The amortization expense is adjusted to recognize new amortization expense related to the new identifiable intangible assets, net of MARS Parts’ historical amortization expense. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible assets and the associated estimated useful life and is included under the cost of revenues or the selling, general and administrative expenses on the pro forma statements of operations.

(in thousands)	Useful Life (in Years)	Fair Value
Customer relationships	15	$349,000
Tradename	indefinite	45,000
Eliminate historical intangible assets on MARS Parts		(151,746)
Pro forma adjustment		$242,254

(in thousands)	Six Months Ended September 30, 2025	Year Ended March 31, 2025
Cost of Revenues
Amortization of inventory step-up	$—	$3,400
Amortization of the favorable leases	78	155
Pro forma adjustment	$78	$3,555

Selling, general and administrative expenses
Amortization of customer relationships	$11,633	$23,267
Eliminate historical intangible amortization expenses on MARS Parts	(6,826)	(2,309)
Pro forma adjustment	$4,807	$20,958

(e)    Pro forma adjustment of $(5.0) million reflects the following adjustments to other assets:

(in thousands)
Eliminate historical lease accounting on MARS Parts	$(8,333)
Lease accounting established for the MARS Parts Acquisition	5,205
Fair value of favorable operating leases assumed in the MARS Parts Acquisition	620
Deferred tax asset adjustment for the MARS Parts Acquisition	(4,509)
Representation and Warranty Insurance Policy related to the MARS Parts Acquisition	2,042
Pro forma adjustment	$(4,975)

(f)    Pro forma adjustment of $(2.0) million reflects the following adjustments to accrued and other current liabilities:

(in thousands)
Eliminate nonrecurring severance accrual on MARS Parts	$(1,239)
Eliminate accrued interest on MARS Parts	(93)
Eliminate historical lease accounting on MARS Parts	(2,056)
Lease accounting established for the MARS Parts Acquisition	1,341
Pro forma adjustment	$(2,047)

(g)    Represents the adjustment to record the MARS Parts Acquisition financing and related interest expense, including the amortization of deferred financing costs.

(in thousands)
Current portion of long-term debt:
Eliminate short-term debt on MARs Parts	$(5,563)
Current portion of TLA to fund the MARS Parts Acquisition	30,000
Pro forma adjustment	$24,437

Long-term debt:
Eliminate long-term debt on MARS Parts	$(236,187)
MARS Parts Acquisition related financing	628,209
Pro forma adjustment	$392,022

(h)     Represents a $9.9 million adjustment to eliminate MARS Parts balances with affiliates as of September 30, 2025.

(i)     Pro forma adjustment of $72.7 million reflects the following adjustments to other liabilities:

(in thousands)
Eliminate historical lease accounting on MARS Parts	$(5,225)
Lease accounting established for the MARS Parts Acquisition	3,864
Deferred tax liability established for the MARS Parts Acquisition	60,679
MARS Parts Acquisition contingent consideration liability	13,400
Pro forma adjustment	$72,718

(j)     Pro forma adjustment of $(93.0) million reflects the following adjustments to equity:

(in thousands)
Eliminate historical equity on MARS Parts	$(91,787)
MARS Parts Acquisition related transaction expenses, net of tax	(1,216)
Pro forma adjustment	$(93,003)

(k)     Selling, General and Administrative Expenses

1.Incurred by CSW:

(in thousands)	Six Months Ended September 30, 2025	Year Ended March 31, 2025
Transaction expenses incurred	$(1,500)	$2,716
Representation and Warranty Insurance Policy related to the MARS Parts Acquisition	407	815
Pro forma adjustment	$(1,093)	$3,531

2.    Elimination of MARS Parts' nonrecurring historical transactions:

(in thousands)	Six Months Ended September 30, 2025	Year Ended March 31, 2025
Eliminate transactions with affiliates	$(525)	$(1,808)
Eliminate nonrecurring transaction expenses	(3,080)	(11,294)
Eliminate nonrecurring severance and other expenses	(1,327)	(280)
Pro forma adjustment	$(4,932)	$(13,382)

(l)    Management Synergies

(in thousands)	Six Months Ended September 30, 2025	Year Ended March 31, 2025
Operating lease not assumed by CSW (Selling, general and administrative expenses)	$(246)	$(492)
Compensation costs eliminated by CSW (Selling, general and administrative expenses)	(2,054)	(2,458)
Compensation costs eliminated by CSW (Cost of revenues)	(300)	(550)
Pro forma adjustment	$(2,600)	$(3,500)

(m)    Income Tax

The income tax impact of the pro forma adjustments primarily utilizes blended U.S. and Worldwide statutory income tax rates in effect of 25.3% and 21.8%, respectively, for the six months ended September 30, 2025, and the year ended March 31, 2025. The effective tax rate of the Company following the acquisition could be significantly different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited combined pro forma statement of operations are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

5. Acquisition Financing

On November 4, 2025, the Company and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”), entered into a Fourth Amended and Restated Credit Agreement (the “Fourth Credit Agreement”), which amends, restates, supersedes and replaces in its entirety that certain Third Amended and Restated Credit Agreement, dated as of May 2, 2025, to which the Company, the Agent and the applicable lenders were party. The Fourth Credit Agreement, among other things, provides for: (i) the continuation of the existing revolving credit facility in the aggregate principal committed amount of up to $700.0 million (the “RCF”); (ii) the extension of the maturity date of the RCF until five years after the Closing Date; and (iii) the establishment of a new senior secured term loan “A” credit facility (the “TLA”) in an aggregate principal amount of up to $600.0 million, available in a single drawing on the Closing Date, and with a maturity date of five years after the Closing Date. Borrowings under each of the RCF and the TLA bear interest, at the Borrower’s option, at the one-month SOFR plus an applicable margin, or at a base rate plus an applicable margin. The TLA amortizes in equal quarterly installments of 1.25% of the initial aggregate principal amount of the TLA, with the total outstanding balance due in full on maturity. The Company used the proceeds of both the RCF and TLA to fund the purchase price of MARS Parts Acquisition.

The interest rates on both the RCF and TLA are calculated using the one-month SOFR, adjusted for an estimated margin of 1.75%, that is initially estimated to be approximately 6.07% and 7.07% for the six months ended September 30, 2025 and the year ended March 31, 2025, respectively.

(in thousands)	Six Months Ended September 30, 2025	Year Ended March 31, 2025
TLA & RCF (Variable rate) related to the MARS Parts Acquisition financing	$19,023	$44,312
Add: Amortization of debt issuance costs	254	532
Less: MARS Parts' historical interest expense	(14,080)	(8,643)
Pro forma adjustment	$5,197	$36,201

A sensitivity analysis on interest expense for the six months ended September 30, 2025, and the year ended March 31, 2025, has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate:

(in thousands)	Six Months Ended September 30, 2025	Year Ended March 31, 2025
Increase of 0.125%	$392	$783
Decrease of 0.125%	$(392)	$(783)